Exhibit 1.1

2,400,000 Shares*

HOWARD BANCORP, INC.

Common Stock

UNDERWRITING AGREEMENT

 January 26, 2017

Raymond James & Associates, Inc.
As Representative of the Several Underwriters
      listed on Schedule I hereto
880 Carillon Parkway
St. Petersburg, Florida  33716

Ladies and Gentlemen:

Howard Bancorp, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 2,400,000 shares of its Common Stock, par value $0.01 per share (the “Common Stock”).  The aggregate of 2,400,000 shares to be purchased from the Company are called the “Firm Shares.”  In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 360,000 shares of Common Stock (the “Additional Shares”) to cover over-allotments by the Underwriters, if any.  The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.”  Raymond James & Associates, Inc. is acting as the representative of the several Underwriters and in such capacity is referred to in this Agreement as the “Representative.”

The Company wishes to confirm as follows its agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company.

1.      Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form S-3 (File No. 333-214333), including a base prospectus (the “Base Prospectus”), relating to, among other things, shares of Common Stock. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Act for purposes of Section 11 of the Act, as such section applies to the Underwriters (the “Effective Time”), including any required information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to the filing of the Prospectus is called, together with the Base Prospectus, a “Preliminary Prospectus.” The term “Prospectus” shall mean the prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Act after the date and time that this Agreement is executed and delivered to the parties hereto. If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the shelf registration statement on Form S-3 (File No. 333-214333) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and  “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares.  “Time of Sale Information” shall mean the Preliminary Prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto.  All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3.  As used herein, the term “Incorporated Documents” means the documents that at the time of filing are incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto.

*    Plus an additional 360,000 shares subject to Underwriter's over-allotment option.

2.            Agreements to Sell and Purchase. Upon the basis of the agreements of the Underwriters herein contained and subject to all the terms and conditions set forth herein, the Company hereby agrees to issue and sell an aggregate of 2,400,000 Firm Shares to the Underwriters.  Upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $14.10 per Share (the “purchase price per Share”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, such purchase price per Share being an amount equal to the public offering price of $15.00 less six percent (6%) of the public offering price.

The Company hereby also agrees to sell to the Underwriters upon the basis of the agreements of the Underwriters herein contained and subject to all the terms and conditions set forth herein, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Company up to 360,000 Additional Shares at the purchase price per Share. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriter as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.  The option to purchase Additional Shares may be exercised at any time within 30 days after the date of the Prospectus.

3.          Terms of Public Offering.  The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall reasonably request.

4.            Payment.  Payment of the purchase price for, and delivery of, the Firm Shares shall be made at the offices of Raymond James & Associates, Inc., 880 Carillion Parkway, St. Petersburg, Florida at 10:00 a.m., St. Petersburg, Florida time, on February 1, 2017, or such other place, time and date not later than 1:30 p.m., St. Petersburg, Florida time, on February 7, 2017, as the Representative shall designate by notice to the Company (such time and date of payment and delivery being herein called “Closing Date”). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 hereof.

Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on such date or dates (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in the written notice, from the Representative to the Company, exercising the option to purchase some or all of the Additional Shares.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters, in book-entry form, of the Shares to be purchased by them. The Shares to be purchased by each Underwriter hereunder will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will, or will direct DTC to, deliver the Shares to the Representative for the account of each Underwriter, by causing DTC to credit the Shares to the account of the Representative at DTC.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Share for the Firm Shares and the Additional Shares, if any, that the Underwriters have agreed to purchase. Raymond James and Associates, Inc., individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5.          Covenants and Agreements of the Company.  The Company covenants and agrees with the several Underwriters as follows:

               (a)            The Company will use its best efforts to cause any amendments to the Registration Statement to become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) of the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(h) hereof, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) under the Act before the close of business on the first business day immediately following the date hereof.

(b)            The Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits filed therewith (but not any exhibits incorporated by reference), and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

(c)            Subject to Section 5(d) below, the Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative be required by the Act or requested by the Commission.

(d)             The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for Underwriters and obtain your consent prior to filing any such document with the Commission, which consent will not be unreasonably withheld, delayed or conditioned.

(e)            The Company will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without your prior consent; provided that you will be deemed to have consented to each Issuer Free Writing Prospectus, if any, listed on Schedule II hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.

(f)            The Company will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.
 (g)            The Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5(h) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

(h)            As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales of the Shares by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(i)            During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(j)            The Company will qualify the Shares for offering and sale under the applicable securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business or as a dealer in securities in any jurisdiction where it is not now so qualified, or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares as contemplated by this Agreement and the Prospectus, or subject itself to taxation in respect of doing business, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.  The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions for so long as required for the distribution of the Shares.

(k)            The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(l)            During the period ending three years from the date hereof, upon receipt of a written request from you, the Company will furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to stockholders or filed with the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the Nasdaq Stock Market LLC (the “NASDAQ”) or any other national securities exchange and (ii) from time to time such other information concerning the Company as you may reasonably request, in each case to the extent such document or information is not publicly available on EDGAR or the Company’s Web site.

(m)            If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 12 hereof) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to perform in all material respects any of its agreements herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement required to be fulfilled by it, the Company agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith, such expenses not to exceed $100,000 in the aggregate.

(n)            The Company will use the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(o)            For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), the Company agrees not to, directly or indirectly, other than with respect to the Shares, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee or director compensation plans or programs existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option or equity compensation plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative on behalf of the Underwriters, and to cause each executive officer and director of the Company set forth on Schedule III hereto to furnish to the Representative, prior to the Closing Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(p)            The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(q)            The Company will not at any time, directly or indirectly, take any action designed to or that might reasonably be expected to cause or result in, or that has constituted or might reasonably be expected to constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(r)            The Company will file with the NASDAQ all documents and notices required by the NASDAQ of companies that have or will issue securities that are traded on the NASDAQ.

(s)            The Company shall maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for the Common Stock.

 6.            Representations and Warranties of the Company.  The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:
(a)            The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of the Shares contemplated hereby. The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) under the Common Stock, is not on the date hereof and will not be on the Closing Date or Additional Closing Date, as applicable, an “ineligible issuer” (as defined in Rule 405 under the Act).

(b)            The Registration Statement and any amendment to the Registration Statement filed after the date hereof conformed and will conform in all material respects upon filing with the requirements of the Act.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b), with the requirements of the Act.

(c)            The Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein. The Registration Statement is effective under the Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, has been issued by the Commission and no proceedings for that purposes have been instituted or, to the Company’s knowledge, are contemplated. Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time periods required by Rule 424(b). Any material required to be filed by the Company pursuant to Rule 433(d) of the Act has been or will be made in the manner and within the time period required by such Rule.

(d)            Each Incorporated Document heretofore filed, when it was filed (or, if any amendment with respect to such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)            The Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information (including information provided electronically including by e-mail) furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(f)            The Time of Sale Information does not, and will not at the time of sale of the Shares, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information (including information provided electronically including by e-mail) furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(g)            Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 under the Act), when considered together with the Time of Sale Information at the time of sale of the Shares, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(h)            Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of Rule 433 under the Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 of the Act.   The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.  The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act.  The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Act.

(i)            The capitalization of the Company is as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock of the Company have been, and as of the Closing Date and the Additional Closing Date, as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Time of Sale Information and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto); and the delivery of certificates for the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, to the several Underwriters purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates for the Shares being sold by the Company are in valid and sufficient form.

(j)            Each of the Company and its subsidiaries is duly organized and validly existing as a corporation, limited liability company or other organization in good standing under the laws of the jurisdiction of its incorporation or organization with corporate or organizational power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(k)          The issued shares of capital stock of each of the Company’s subsidiaries that are in corporate form have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims. The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in Schedule IV hereto. As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company.

(l)            There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Act. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company under any of such contracts.

(m)            Neither the Company nor any of its subsidiaries is (i) in violation of (A) its articles of incorporation or bylaws, or other organizational documents, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

(n)          The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and this Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of this Agreement by the Representative, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(o)            None of the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the offer and sale of the Shares under the Act, the listing of the Shares for trading on the NASDAQ, and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for FINRA’s clearance of the underwriting terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s articles of incorporation or the Company’s bylaws or any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iv) results in a breach of, or default under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect.

(p)            Except as described in the Time of Sale Information and the Prospectus, and except for options to purchase capital stock and shares of restricted stock and restricted stock units issued pursuant to the Company’s 2004 Stock Incentive Plan or 2013 Equity Incentive Plan, neither the Company nor any of its subsidiaries has outstanding and at the Closing Date and the Additional Closing Date, as the case may be, will have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(q)            Dixon Hughes Goodman, LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act. The consolidated financial statements of the Company as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015 were audited by Stegman & Company, certain of whose directors joined Dixon Hughes Goodman LLP as of June 1, 2016.

(r)            Reserved.

 (s)            Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or otherwise), business, properties, net worth, result of operations or prospects of the Company.

(t)            All offers and sales of the Company’s capital stock and other debt or other securities prior to the date hereof were made in compliance with the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(u)            The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing.

(v)            Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or that would result in a violation of Regulation M under the Exchange Act.

(w)            The Company and each of its subsidiaries have filed all tax returns required by law to be filed by them (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are materially complete and correct, and neither the Company nor any subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto, except for such taxes, if any, as are being contested in good faith and as to which the Company has established adequate reserves. Except as disclosed in the Time of Sale Information and the Prospectus or that would not have a Material Adverse Effect, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date and the Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with the sale of the Shares by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been materially complied with.

(x)            Except as set forth in the Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary, on the other hand, that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(y)            The Company is not required, and upon the issuance and sale of the Shares as contemplated by the Agreement and the application of the net proceeds therefrom as described in the Registration Statement, the Time of Sale Information and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(z)            Except as otherwise disclosed in the Time of Sale Information and the Prospectus, each of the Company and its subsidiaries has good and valid title to all property (real and personal) described in the Time of Sale Information and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Time of Sale Information and the Prospectus or (ii) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company.

(aa)            Except as otherwise disclosed in the Time of Sale Information and the Prospectus, each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Time of Sale Information and the Prospectus; and, except as described in the Time of Sale Information and the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

(bb)            The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Time of Sale Information and the Prospectus, present fairly in all material respects (i) the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and its consolidated subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Time of Sale Information and the Prospectus; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Time of Sale Information and the Prospectus; and all disclosures contained in the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Act, to the extent applicable, and present fairly the information shown therein and the Company’s basis for using such measures. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc)            The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd)            The Company has established and maintains effective “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer , as appropriate, to allow timely decisions regarding disclosure.; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised, based on management’s most recent evaluation of internal control over financial reporting as required pursuant to Rule 13a-15(c) under the Exchange Act, of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; since the date of the most recent evaluation of such internal control over financial reporting, except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, there have been no significant changes in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company and its subsidiaries are, and the Company has taken all necessary actions to ensure that the Company’s directors and officers in their capacities as such are, each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and NASDAQ promulgated thereunder.

(ee)            The Company has not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the Act with the offer and sale of the Shares pursuant to the Registration Statement and the Prospectus; and except as disclosed in the Time of Sale Information and the Prospectus, the Company has not sold or issued any security during the 180-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulations D or S under the Act, other than securities issued pursuant to employee or director benefit plans or programs, qualified stock option plans or the employee and director compensation plans or programs or pursuant to outstanding options, rights or warrants as described in the Time of Sale Information and the Prospectus.

(ff)            None of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith.

(gg) None of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(hh) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the “United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (the “Patriot Act”) or the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(ii)  No labor problem or dispute with the employees of the Company or any of its subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of its subsidiaries plans to terminate employment with the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.

(jj)  The Company and its subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or the release or threatened release of toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has been named as a "potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.  Neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(kk)  Each of the Company and its subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its subsidiaries conduct all or any material part of its business, and the Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and is not reasonably expected to have a Material Adverse Effect; there is no claim pending against the Company or its subsidiaries with respect to any Intellectual Property and the Company and its subsidiaries have not received notice or otherwise become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.  Neither the Company nor any of its subsidiaries has become aware that any person or entity has infringed, misappropriated or violated any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(ll)          To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(mm)          The Company and each of its subsidiaries are insured with financially sound and reputable insurers against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and the Company has no reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

(nn)          Except as otherwise disclosed in the Time of Sale Information and the Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws.  “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member.  No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA).  Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(oo)          The Company has been duly registered as, and meets in all material respects the applicable requirements for qualification as, a bank holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended. The activities of the Company’s subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Federal Reserve set forth in Title 12 of the Code of Federal Regulations.

(pp)          Each of the Company and its subsidiaries is in compliance in all material respects with all applicable laws, rules and regulations (including, without limitation, all applicable regulations and orders) of, or agreements with, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Maryland Office of the Commissioner of Financial Regulation, as applicable (collectively, the “Bank Regulatory Authorities”), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act (the “CRA”), the Home Mortgage Disclosure Act, the Bank Secrecy Act and Title III of the Patriot Act, to the extent such laws or regulations apply to the Company or its subsidiaries, as applicable, other than where such failures to comply could not be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company has no knowledge of any facts and circumstances that could cause Howard Bank, a Maryland chartered trust company and wholly-owned subsidiary of the Company (the “Bank”) (A) to be deemed not to be in satisfactory compliance with the CRA and the regulations promulgated thereunder or to be assigned a CRA rating by Bank Regulatory Authorities of lower than “satisfactory,” or (B) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970 (or otherwise known as the “Currency and Foreign Transactions Reporting Act”), the Patriot Act or any order issued with respect to the money laundering statutes of any applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Bank Regulatory Authorities. Except as disclosed in the Registration Statement and the Prospectus, or except as could not be expected to otherwise result in a Material Adverse Effect, neither the Company nor the Bank is a party to any written agreement or memorandum of understanding with, or a party to, any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of an extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions. Since December 31, 2011, the Company, the Bank and each of its subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required by applicable law, rule or regulation to file with the Bank Regulatory Authorities and any other applicable federal or state banking authorities. All such reports and statements are collectively referred to herein as the “Company Reports.” As of their respective filing dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Bank Regulatory Authorities and any other applicable federal or state banking authorities, as the case may be. Except as disclosed in the Registration Statement and the Prospectus, none of the Company, the Bank or any of their respective subsidiaries is a party or subject to any formal or informal agreement, memorandum of understanding, consent decree, cease-and-desist order, order of prohibition or suspension, written commitment, supervisory agreement or other written statement as described under 12 U.S.C. 1818(u) with, or order issued by, or has adopted any board resolutions at the request of, the Bank Regulatory Authorities or any other bank regulatory authority that imposes any restrictions or requirements not generally applicable to bank holding companies or commercial banks.

(qq)          Except as has not had and would not reasonably be expected to result in a Material Adverse Effect:

(i)            The Company and each of its subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any of its subsidiaries satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any of its subsidiaries and any Agency, Loan Investor or Insurer (each as defined below), (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(ii)            No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its subsidiaries to a Loan Investor or Agency (other than any claims which are barred by the applicable statute of limitations), or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed, in writing, restrictions on the activities (including commitment authority) of the Company or any of its subsidiaries or (C) indicated, in writing, to the Company or any of its subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its subsidiaries’ compliance with laws.

For purposes of this subsection: (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

7.            Expenses.  Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated prior to consummation of the contemplated transactions, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the offer and sale of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5(j), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto; (v) the fees and expenses associated with listing the Shares on the NASDAQ; (vi) all fees and expenses, including fees, disbursements and expenses of counsel, incurred in connection with the approval of the Shares by DTC for book-entry transfer; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (ix) all other fees, costs and expenses referred to in Item 14 of the Registration Statement; and (x) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in the “roadshow” for the offering contemplated hereby.  Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, provided however that upon the closing of the sale of the Shares, the Company shall reimburse the Underwriters for its out-of-pocket expenses, including fees, disbursements and other charges of counsel to the Underwriters, in an amount not to exceed $100,000.  In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(m) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(m).

 8.            Indemnification and Contribution. Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you, expressly for use in connection therewith or (ii) any inaccuracy in or breach of the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law. This indemnification shall be in addition to any liability that the Company may otherwise have.

 In addition to its other obligations under this Section 8, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as set forth in this Section 8, the Company will reimburse each Underwriter on a monthly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company. Any such interim reimbursement payments that are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest compounded daily at a rate determined on the basis of the base lending rate announced from time to time by The Wall Street Journal from the date of such request.

If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed within a reasonable time to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Company shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 8.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter by or through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, any of its officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company by the immediately preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company, its directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

In any event, the Company will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to hold harmless an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering and sale of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

Notwithstanding the second paragraph of this Section 8, any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred within a reasonable time after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the second paragraph of this Section 8, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of FINRA. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such arbitration would be limited to the operation of the interim reimbursement provisions contained in the second and fourth paragraphs of this Section 8, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of the second paragraph of this Section 8.

9.          Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

(a)            All filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

(b)            Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, (i) there shall not have been any change in the capital stock of the Company or any material change in the indebtedness (other than as a result of issuances of shares of Common Stock to the members of the Company’s board of directors or changes in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or its subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby.

(c)            You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, counsel to the Company, in form and substance as is set forth on Exhibit B attached hereto.

(d)            You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Dinsmore & Shohl, LLP, as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e)            You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from (i) the firm of Dixon Hughes Goodwin LLP, independent certified public accountants and (ii) the Chief Financial Officer of the Company, substantially in the forms heretofore approved by you.

(f)            You shall have received on the Closing Date (and the Additional Closing Date, if any) a certificate of the Company signed by the Secretary of the Company, dated the Closing Date (or the Additional Closing Date, as the case may be) certifying: (i) that each of the Company’s articles of incorporation and bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s board of directors relating to the offering of the Shares are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(g)            You shall have received on the Closing Date or the Additional Closing Date, as the case may be, a certificate, addressed to the Representative and dated the Closing Date or the Additional Closing Date, as the case may be, of the chief executive officer or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations and warranties of the Company set forth in this Agreement were true and correct when made and are true and correct in all material respects (except for such representations and warranties not qualified by materiality, which representations and warranties shall be true and correct in all respects) as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement, the Prospectus, the Time of Sale Information, and any individual Issuer Free Writing Prospectus and, in their opinion (A) as of the Effective Time, the Registration Statement and Prospectus did not include, and as of the Closing Date neither (i) the Time of Sale Information, nor (ii) any individual Issuer Free Writing Prospectus (when considered together with the Time of Sale Information) included, any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Time no event has occurred which should have been but was not set forth in a supplement or otherwise required an amendment to the Registration Statement, the Base Prospectus or the Prospectus; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act; and (v) there has not occurred any Material Adverse Effect.

(h)            The Company shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(i)            The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested for the purpose of enabling you to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(j)            At or prior to the Closing Date, you shall have received an executed Lock-Up Agreement from each of the Company’s executive officers and directors set forth on Schedule III hereto.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement or, in the case of any condition to the purchase of Additional Shares on an Additional Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Additional Shares, may be terminated by you by notice to the Company at or prior to the Closing Date or Additional Closing Date, as applicable, but you shall be entitled to waive any of such conditions.

10.          Reserved.

11.          Defaulting Underwriters.  If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

12.          Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NASDAQ, (ii) trading in securities generally on the New York Stock Exchange or NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, facsimile, any standard form of telecommunication or telephone and shall be subsequently confirmed by letter.

13.            Information Furnished by the Underwriters. The Company acknowledges that the paragraphs under the captions “Underwriting—Price Stabilization, Short Position and Penalty Bids” and “Underwriting—Other Relationships” in the most recent Preliminary Prospectus and the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(e), 6(f) and 8 hereof.

14.            Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered:

(i)                 to the Company

Howard Bancorp, Inc.
6011 University Blvd.
Ellicott City, Maryland 21043
Attention: Mary Ann Scully, President and Chief Executive Officer

with a copy to

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
100 Light Street
Baltimore, Maryland 21202
Attention: Frank C. Bonaventure, Jr., Esq.

(ii)               to the Underwriters

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida  33716
Attention: John Critchlow, Esq.

with a copy to

Dinsmore & Shohl LLP
191 West Nationwide Blvd, Suite 300
Columbus, OH 43215
Attention: Christian Gonzalez, Esq.

15.            Applicable Law; Counterparts; Trial by Jury. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to choice of law principles thereunder.

This Agreement may be signed in various counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.  A facsimile or portable document file (pdf) signature shall constitute an original signature for all purposes.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company and the Underwriters each hereby irrevocably waive, to the fullest extent permitted by applicable law, any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

16.            No Fiduciary Duty.  Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Company acknowledges and agrees that: (i) nothing herein shall create a fiduciary or agency relationship between the Company, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to either the Company in connection with this offering, the sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares; (iii) the relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Shares was established by the Company and the Underwriters based on discussions and arms’ length negotiations and the Company understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein or that are imposed by operation of applicable law, rule or regulation; and (v) notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company for the shares and such interests may differ from the interests of the Company, and the Underwriters have no obligation to disclose, or account to the Company for any benefit they may derive from such additional financial interests.  The Company hereby waives and releases, to the fullest extent permitted by the applicable law, any claims it may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of its shareholders, managers, employees or creditors.

17.  Research Analyst Independence.  The Company acknowledges that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by any Underwriter’s investment banking division.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.
18.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, entity firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons, agents, and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, entity, firm or corporation.  No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

19.  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

20.  Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of Page Intentionally Left Blank]

Exhibit 1.1

Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

HOWARD BANCORP, INC.

Name: Mary Ann Scully
Title: President and Chief Executive Officer

CONFIRMED as of the date first above
mentioned, on behalf of the other several
Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:
Authorized Representative

SCHEDULE I

Name	Number Firm Shares

Raymond James & Associates, Inc.	1,800,000

Stephens Inc.	600,000

Total:	2,400,000

SCHEDULE II

Issuer Free Writing Prospectus

None.

SCHEDULE III

Persons Subject to Lock-up

Richard G. Arnold
Nasser Basir
Gary R. Bozel
Andrew E. Clark
Robert J. Harston
Donna Hill Stanton
John J. Keenan
Paul I. Latta, Jr.
Kenneth C. Lundeen
Karen D. McGraw
Richard J. Morgan
Thomas P. O’Neill
Robert W. Smith
Mary Ann Scully
Robert A. Altieri
George C. Coffman
Dennis E. Finnegan
Charles E. Schwabe

SCHEDULE IV

Subsidiaries

Subsidiaries of Howard Bancorp, Inc.:

Howard Bank

Subsidiaries of Howard Bank:

HB Real Estate Holdings, LLC
University Boulevard I, LLC
University Boulevard II, LLC
Prime Business Leasing, Inc.
301 South Dupont Hwy., LLC

Exhibit 1.1

EXHIBIT A

Form of Lock-up Agreement

____________, 2017

HOWARD BANCORP, INC.
6011 University Blvd., Suite 370
Ellicott City, MD 21043

RAYMOND JAMES & ASSOCIATES, INC.
As Representative of the Several Underwriters
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716

Re:            Howard Bancorp, Inc. (the “Company”) - Restriction on Stock Sales

Dear Sirs:

This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, as issuer, and Raymond James & Associates, Inc., the representative (the “Representative”) of certain underwriters (the “Underwriters”) to be named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of the common stock, par value $0.01 per share, of the Company (the “Shares”), as described in and contemplated by the shelf registration statement of the Company on Form S-3, File No. 333-214333 (the “Registration Statement”), as originally filed with the Securities and Exchange Commission on October 31, 2016 and declared effective on December 13, 2016 (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an executive officer or director, or an owner of common stock, options, warrants or other securities of the Company (the “Company Securities”), that the Company complete the proposed Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned (provided, however, that beneficial ownership shall be deemed to exist hereunder only to the extent that the undersigned has dispositive power over such Company Securities) by the undersigned (collectively, “Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending ninety (90) days after the date of the Company’s Prospectus first filed pursuant to Rule 424(b) under the Act, inclusive (the “Lock-Up Period”), without the prior written consent of Raymond James & Associates, Inc. or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead to or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to:

(1)	the Company Securities being offered in pursuant to the Underwriting agreement; or
(2)	any grant or exercise of options pursuant to the Company’s stock option or equity compensation plans.

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release the undersigned from the obligations under this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter agreement. This letter agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

[Name of Shareholder]

Exhibit 1.1

EXHIBIT B

Legal Opinion

Opinion of counsel for the Company to be delivered pursuant to Section 9(c) of the Agreement.

References to the Prospectus in this Exhibit B include any amendments and supplements thereto at the Closing Date. Capitalized terms used in this Exhibit B without definition shall have the respective meanings ascribed to them in the Agreement.

1.            The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Maryland, with the corporate power and authority to own and/or lease and to operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect.

2.            Each of the Company’s subsidiaries is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own and/or lease and to operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect; and all of the outstanding shares of capital stock or other equity interests of each of the subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other subsidiaries, free and clear of any perfected security interest, or any other security interest, lien, adverse claim, equity or other encumbrance.

3.            Based solely on our review of the Corporation’s records and the Opinion Certificate, the authorized, issued and outstanding capital stock of the Company as of December 31, 2016 is as set forth in the Registration Statement, the Time of Sale Information and the Prospectus in the column entitled “Actual” under the caption “Capitalization” and the Shares conform in all material respects to the description of the Common Stock in the Prospectus.

4.            All shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder, have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company, and no such rights will exist as of the Closing Date.

5.            To such counsel’s knowledge, all offers and sales of the Company’s securities have been made in compliance in all material respects with the registration requirements of the Act and other applicable state securities laws or regulations or applicable exemptions therefrom.

6.            To the knowledge of such counsel after reasonable inquiry, neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, bylaws or other organizational documents, and is not in default in the performance of any obligation, agreement or condition contained in any bond, indenture, note or other evidence of indebtedness or any other agreement or obligation of the Company, where the default would have, individually or in the aggregate, a Material Adverse Effect.

7.            Neither the offer, sale or delivery of the Shares by the Company, the execution, delivery or performance by the Company of the Agreement, compliance by the Company with all provisions thereof nor consummation by the Company of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or bylaws of the Company or any material agreement, indenture, lease or other instrument, of which such counsel has knowledge, to which the Company is a party or by which any of its properties is bound or (B) creates or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company by operation of any agreement of which such counsel has knowledge, or (C) violates or will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree that is known to such counsel and is applicable to the Company or any of its properties, except, in each of clauses (A), (B) and (C), for such violations, conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect..

8.            Based on the knowledge of such counsel after due inquiry, except as described in the Registration Statement or Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of such counsel, threatened, against or involving the Company or its subsidiaries, or the properties of either the Company or any of its subsidiaries: (A) which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor, to the knowledge of such counsel, is there any basis for any such action, suit, inquiry, proceeding or investigation; or (B) that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required therein.

9.            Such counsel has reviewed all agreements, contracts, indentures or other documents or instruments described in the Registration Statement and the Prospectus (which shall not include any agreement, contracts, indentures or other documents or instruments that are filed as exhibit to the Registration Statement but not otherwise described in the Registration Statement or the Prospectus), and such agreements, contracts (and forms of contracts), indentures or other documents or instruments are fairly summarized or disclosed in all material respects therein, and filed as exhibits thereto as required, and such counsel does not know of any agreements, contracts, indentures, leases or other documents or instruments required to be so summarized or disclosed or filed that have not been so summarized or disclosed or filed.

10.            No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters under this Agreement.

11.            The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

12.            The Company has all requisite power and authority to enter into the Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided therein.  The Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

13.            The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Agreement, (A) such Shares will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company and (B) good and valid title to such Shares, free and clear of any claim, encumbrance or defect in title of any nature (other than any arising by or through the Underwriters), will pass to each Underwriter that has purchased any portion of such Shares in good faith and without knowledge of any such claim, encumbrance or defect.

14.            The Registration Statement has been declared effective by the Commission under the Act.  To the best knowledge of such counsel, (i) based on a review of the Stop Orders page of the Commission’s website (http://www.sec.gov/litigation/stoporders.shtml), no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, and (ii) no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.  Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).
15.            The Registration Statement, including any Rule 462 Registration Statement, the Prospectus, including any document, except exhibits, incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, including any document, except exhibits, incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included or incorporated by reference therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be given) comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable.

16.            The descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings, insofar as they purport to summarize certain of the provisions thereof, are accurate in all material respects and fairly present the information required to be presented by the Act and the rules and regulations thereunder.

17.            The Company is not required, and upon the issuance and sale of the Shares as contemplated by the Agreement and the application of the net proceeds therefrom as described in the Registration Statement, the Time of Sale Information and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

18.            The Nasdaq Stock Market LLC has completed their review of the Listing of Additional Shares Notification Form with respect to the Shares.
19.            The statements (i) in the Prospectus under the captions “Risk Factors” and “Description of Capital Stock” and (ii) in Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company’s articles of incorporation or bylaw provisions, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be.

In addition to the opinion set forth above, such counsel shall: (i) state that during the course of his participation in the preparation of the Registration Statement and the Prospectus and the amendments thereto, nothing has come to the attention of such counsel that has caused him to believe or given him reason to believe that the Registration Statement or the Prospectus or any amendment thereto (except for the financial statements and schedules and other financial and accounting information contained or incorporated by reference therein or omitted therefrom as to which no opinion need be expressed), at the date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement or the Prospectus as of the date of the opinion (except as aforesaid), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) that it is not aware of, except as set forth in the Prospectus, that the Company is a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.